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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Inovec, Inc., an Oregon corporation
InVision International, Inc., a Delaware corporation
Quantum Magnetics, Inc., a California corporation
Yxlon International Security GmbH, a German limited liability corporation Yxlon International X-Ray GmbH, a German limited liability corporation
Yxlon International CT GmbH, a German limited liability corporation
Yxlon International Holding GmbH, a German limited liability corporation
Yxlon International A/S, a Danish corporation
Yxlon International KK, a Japanese limited liability corporation
Yxlon International Inc., a Delaware corporation
InVision Technologies Verwaltungs GmbH, a German limited liability corporation InVision Technologies Beteiligungs GmbH & Co. KG, a German limited liability corporation
InVision Acquisition Corporation, a Delaware corporation
Imatron Federal Systems, Inc., a Delaware corporation
WoodVision, Inc., a Delaware corporation